UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2020
______________________________

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875		62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
211 Commerce Street, Suite 300 Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On February 18, 2020, FB Financial Corporation (“FB Financial”) issued a press release announcing that, effective as of February 14, 2020 (the “Effective Date”), FB Financial completed its acquisition of FNB Financial Corp., a Kentucky corporation (“FNB”), in accordance with the previously announced Agreement and Plan of Merger, dated September 17, 2019, pursuant to which (i) FNB merged with and into FB Financial, with FB Financial surviving, and, immediately thereafter, (ii) The Farmers National Bank of Scottsville, a national bank and wholly owned subsidiary of FNB, merged with and into FirstBank, a Tennessee-chartered commercial bank and wholly owned subsidiary of FB Financial, with FirstBank surviving (collectively, the “Merger”).

In connection with the Merger, FB Financial issued 954,827 shares of its common stock as stock consideration and $15 million in cash consideration (the “Cash Consideration”) to the former shareholders of FNB. FB Financial funded the Cash Consideration with the proceeds of a $20 million note and credit agreement executed prior to and in connection with the closing of the Merger.

A copy of the press release announcing the closing of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

Exhibit Number        Description of Exhibit

99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By:    /s/ James R. Gordon
James R. Gordon
Chief Financial Officer

Date: February 19, 2020